United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

November 9, 2018

Date of Report

Q2EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55148	20-1602779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Royal Palm Way, #100

Palm beach, FL 33480

(Address of Principal Executive Offices)

(561) 693-1423

(Registrant’s Telephone Number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed on July 27, 2018, Q2Earth, Inc. (the “Company”) signed a stock Purchase Agreement for the purchase of all capital stock of George B. Wittmer Associates, Inc. (“GBWA”) (the “Purchase Agreement”).

On November 9, 2018, the Company transferred the Purchase Agreement and a previously paid deposit thereunder to Earth Property Holdings LLC, a Delaware limited liability company (“Earth Property”), pursuant to a Transfer and Assignment Agreement (the “Transfer Agreement”).

In consideration for the transfer of the Purchase Agreement to Earth Property, the Company was issued 124,999 Class B Units in Earth Property (the “Class B Units”), equal to approximately 19.9% of the voting equity of that limited liability company, and received reimbursement for approximately $109,000 of expenses incurred in connection with the GBWA transaction.

In connection with the Transfer Agreement, the Company also signed an eight-year Management Agreement to oversee and manage all of the daily operations of Earth Property (the “Management Agreement”), including GBWA. The Management Agreement provides a $200,000 per year fee to the Company and can be terminated by Earth Property upon payment of a severance payment equal to a one-year management fee.

Concurrently with the closing of the Transfer Agreement, Earth Property consummated a private exempt offering in the amount of $4,400,000 of its Class A Units (the “Class A Units”) to one institutional investor (the “Class A Unit Offering”). The Company’s CEO also participated in the Class A Unit Offering through the institutional investor. The Class A Units provide an 8% per annum preferred distribution, and liquidation preferences so that the Class A Unit holders will receive their preferred distribution and their capital account balance prior to any distributions to the Class B Unit holder. The Class A Units were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933.

The rights and preferences of the Class A Unit and Class B Unit members are set forth in a Limited Liability Company Agreement (the “LLC Agreement”), executed concurrently with the Class A Unit Offering closing. Under the LLC Agreement and as contemplated in the Management Agreement, the Company’s CEO, CFO and President were appointed to serve as President, Treasurer and Secretary, respectively of Earth Property. Also, the Company’s CEO was appointed to serve on the Board of Directors of Earth Property along with two other appointees of the Class A Unit members.

Immediately subsequent to the closing of the Class A Unit Offering, Earth Property closed the Purchase Agreement with GBWA and assumed control of that company, its assets and operations. The Company does not expect to consolidate the financial statements of Earth Property or GBWA on an ongoing basis, as Earth Property is anticipated to be classified as an unconsolidated variable interest entity accounted for as an equity investment on the Company’s balance sheet with a cost basis of $50,000.

The above are summaries of the Transfer Agreement, LLC Agreement, and Management Agreement and are qualified in their entirety by the actual complete Agreements which are attached hereto as exhibits to this filing and made a part hereof.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated November 13, 2018.

Exhibit 10.1	Transfer and Assignment Agreement dated November 9, 2018 between Q2Earth, Inc. and Earth Property Holdings, LLC.

Exhibit 10.2	Management Agreement dated November 9, 2018 between Q2Earth, Inc. and Earth Property Holdings, Inc.

Exhibit 10.3	Limited Liability Company Agreement of Earth Property Holdings, Inc. dated November 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2EARTH INC.

Date:	November 13, 2018	By:	/s/ Kevin Bolin
Kevin Bolin, Chief Executive Officer